Exhibit 99.1
NEWS RELEASE

As previously announced, TDS will hold a teleconference on November 1, 2024, at 9:00 a.m. CDT. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
TDS reports third quarter 2024 results
CHICAGO (November 1, 2024) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,224 million for the third quarter of 2024, versus $1,278 million for the same period one year ago. Net income (loss) attributable to TDS common shareholders and related diluted earnings (loss) per share were $(83) million and $(0.73), respectively, for the third quarter of 2024 compared to $(17) million and $(0.16), respectively, in the same period one year ago.
Net income attributable to TDS common shareholders excluding a UScellular wireless spectrum license impairment (non-GAAP) of $136 million ($102 million, net of tax) and related diluted earnings per share excluding a UScellular wireless spectrum license impairment (non-GAAP) were $2 million and $0.01, respectively, for the third quarter of 2024. The impairment loss was substantially all related to the retained high-band spectrum unit of accounting which includes the 28 GHz, 37 GHz and 39 GHz frequency bands.
Recent Highlights*
UScellular
•Announced sale of select spectrum assets for $1 billion to Verizon in October 2024, and the sale of additional spectrum to two other mobile network operators
•Improved wireless operating results
◦Postpaid handset net losses improved
◦Postpaid ARPU grew 2%; service revenues decreased 2%
◦Prepaid net additions up
◦Both postpaid and prepaid churn improved
•Fixed wireless customers grew 32% to 140,000

TDS Telecom
•Reached a milestone of 50% of service addresses now served with fiber
◦Grew total year-over-year service address footprint 9%
◦Delivered 32,000 marketable fiber services addresses in Q3; 87,000 YTD
•Operating revenues grew 2%; residential revenue growth of 5%
◦Residential broadband connections grew 4% due to broadband investments
◦Strong net income and Adjusted EBITDA growth
◦Good expense discipline

* Comparisons are 3Q’23 to 3Q’24 unless otherwise noted

“We continue to strategically optimize our portfolio in order to focus our resources appropriately throughout the enterprise,” said LeRoy T. Carlson, Jr., TDS President and CEO. “In the third quarter, TDS completed the sale of its OneNeck operations. In addition, TDS Telecom has entered into agreements to sell certain ILEC and cable properties. In October, as part of its ongoing process to opportunistically monetize its remaining spectrum, UScellular announced that it had entered into agreements to monetize select spectrum assets for $1 billion.

“UScellular’s third quarter results show that the company is continuing to balance subscriber growth with financial discipline. And while it had postpaid handset net losses in the quarter, the company saw a notable year-over-year improvement in its subscriber trajectory.

“TDS Telecom is implementing its ongoing fiber expansion strategy and it reached a milestone of 50% of its service addresses passed with fiber."

Announced Transactions and Exploration of Strategic Alternatives for UScellular
On May 28, 2024, Telephone and Data Systems, Inc. (TDS) and UScellular announced that they have entered into a definitive agreement to sell UScellular's wireless operations and select spectrum assets to T-Mobile. The transaction is expected to close in mid-2025, subject to regulatory approvals and the satisfaction of customary closing conditions.

The T-Mobile transaction excluded UScellular's approximately 4,400 owned towers, its equity method investments, and approximately 70% of its spectrum assets.

In October, UScellular announced a sale of select spectrum assets to Verizon for a portion of the remaining spectrum for $1 billion, and the sale of additional spectrum to two other mobile network operators for an undisclosed price. Each transaction is subject to regulatory approvals and the satisfaction of customary closing conditions and contingent upon the close of the proposed T-Mobile transaction. The process to opportunistically monetize the remaining spectrum assets continues.

2024 Estimated Results
TDS’ current estimates of full-year 2024 results for UScellular and TDS Telecom are shown below. Such estimates represent management’s view as of November 1, 2024 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2024 Estimated Results

UScellular	Previous	Current
(Dollars in millions)
Service revenues	$2,950-$3,050	$2,950-$3,000
Adjusted OIBDA[1,2] (Non-GAAP)	$750-$850	$800-$875
Adjusted EBITDA[1,2] (Non-GAAP)	$920-$1,020	$970-$1,045
Capital expenditures	$550-$650	$550-$600

TDS Telecom	Previous	Current
(Dollars in millions)
Total operating revenues	$1,050-$1,080	Unchanged
Adjusted OIBDA[1] (Non-GAAP)	$330-$360	Unchanged
Adjusted EBITDA[1] (Non-GAAP)	$330-$360	Unchanged
Capital expenditures	$310-$340	Unchanged

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income (loss) or Income (loss) before income taxes. In providing 2024 estimated results, TDS has not completed the below reconciliation to Net income (loss) because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2024 Estimated Results[2]
	UScellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	N/A	N/A
Add back:
Income tax expense	N/A	N/A
Income (loss) before income taxes (GAAP)	$(35)-$40	$60-$90
Add back:
Interest expense	180	—
Depreciation, amortization and accretion expense	665	270
EBITDA (Non-GAAP)[1]	$810-$885	$330-$360
Add back or deduct:
(Gain) loss on asset disposals, net	20	—
Adjusted EBITDA (Non-GAAP)[1]	$970-$1,045	$330-$360
Deduct:
Equity in earnings of unconsolidated entities	160	—
Interest and dividend income	10	—
Adjusted OIBDA (Non-GAAP)[1]	$800-$875	$330-$360

	Actual Results
	Nine Months Ended September 30, 2024		Year Ended December 31, 2023
	UScellular	TDS Telecom	UScellular	TDS Telecom
(Dollars in millions)
Net income (loss) (GAAP)	$(37)	$51	$58	$(483)
Add back:
Income tax expense (benefit)	29	15	53	(26)
Income (loss) before income taxes (GAAP)	$(8)	$66	$111	$(509)
Add back:
Interest expense	137	(4)	196	(8)
Depreciation, amortization and accretion expense	499	199	656	245
EBITDA (Non-GAAP)[1]	$628	$261	$963	$(272)
Add back or deduct:
Expenses related to strategic alternatives review	28	—	8	—
Loss on impairment of licenses	136	—	—	—
Loss on impairment of goodwill	—	—	—	547
(Gain) loss on asset disposals, net	14	8	17	10
(Gain) loss on license sales and exchanges, net	4	—	(2)	—
Adjusted EBITDA (Non-GAAP)[1]	$810	$269	$986	$285
Deduct:
Equity in earnings of unconsolidated entities	123	—	158	—
Interest and dividend income	9	4	10	4
Other, net	—	3	—	2
Adjusted OIBDA (Non-GAAP)[1]	$678	$263	$818	$279
Numbers may not foot due to rounding.
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses, and expenses related to the strategic alternatives review of UScellular while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for September 30, 2024, can be found on TDS' website at investors.tdsinc.com.

22024 Estimated Results do not reflect any anticipated costs, expenses or results of the strategic alternatives review referenced above.

Conference Call Information
TDS will hold a conference call on November 1, 2024 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://events.q4inc.com/attendee/666898854
▪Access the call by phone at (888)330-2384, conference ID: 1328528.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS) provides wireless, broadband, video and voice to approximately 6 million connections nationwide through its businesses, UScellular and TDS Telecom. Founded in 1969 and headquartered in Chicago, TDS employed approximately 8,000 associates as of September 30, 2024.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Colleen Thompson, Vice President - Corporate Relations
colleen.thompson@tdsinc.com

Julie Mathews, IRC, Director - Investor Relations
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: whether the announced transactions whereby UScellular has agreed to sell its wireless operations and selected spectrum assets will be successfully completed or whether UScellular will be able to find buyers at mutually agreeable prices for its remaining spectrum assets; whether any such strategic alternative will result in additional value for TDS or its shareholders and whether the process will have an adverse impact on TDS’ businesses; strategic decisions regarding the tower business; intense competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms and changes in roaming practices; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the ability to attract people of outstanding talent throughout all levels of the organization; TDS' smaller scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which TDS does business; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and UScellular indebtedness or comply with the terms of debt covenants; the effect on TDS' business if the collateral securing its secured term loan is foreclosed upon; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment, including changes in regulatory support received and the ability to pass through certain regulatory fees to customers; pending and future litigation; cyber-attacks or other breaches of network or information technology security; control by the TDS Voting Trust; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K, as updated by any TDS Form 10-Q filed subsequent to such Form 10-K.

For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
UScellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Retail Connections
Postpaid
Total at end of period[1]	3,999,000	4,027,000	4,051,000	4,106,000	4,159,000
Gross additions	123,000	117,000	106,000	129,000	128,000
Handsets	84,000	73,000	63,000	80,000	84,000
Connected devices	39,000	44,000	43,000	49,000	44,000
Net additions (losses)[1]	(28,000)	(24,000)	(44,000)	(50,000)	(35,000)
Handsets	(28,000)	(29,000)	(47,000)	(53,000)	(38,000)
Connected devices	—	5,000	3,000	3,000	3,000
ARPU[2]	$52.04	$51.45	$51.96	$51.61	$51.11
ARPA[3]	$131.81	$130.41	$132.00	$131.63	$130.91
Handset upgrade rate[4]	3.5%	4.1%	4.5%	5.8%	4.5%
Churn rate[5]	1.25%	1.16%	1.22%	1.44%	1.30%
Handsets	1.07%	0.97%	1.03%	1.22%	1.11%
Connected devices	2.47%	2.47%	2.52%	3.03%	2.64%
Prepaid
Total at end of period[1]	452,000	439,000	436,000	451,000	462,000
Gross additions	57,000	50,000	41,000	43,000	52,000
Net additions (losses)[1]	13,000	3,000	(13,000)	(11,000)	—
ARPU[2,6]	$32.01	$32.37	$32.25	$32.32	$33.44
Churn rate[5]	3.30%	3.60%	4.06%	3.87%	3.68%
Market penetration at end of period
Consolidated operating population	32,550,000	32,550,000	32,550,000	32,350,000	32,350,000
Consolidated operating penetration[7]	15%	15%	14%	15%	15%
Capital expenditures (millions)	$120	$165	$131	$148	$111
Total cell sites in service	7,007	6,990	6,995	7,000	6,973
Owned towers	4,407	4,388	4,382	4,373	4,356
Number of colocations[8]	2,418	2,392	2,397	2,390	2,406
Tower tenancy rate[9]	1.55	1.55	1.55	1.55	1.55

1First quarter 2024 connections were adjusted to remove subscribers that could no longer access the UScellular network due to the CDMA shutdown. This resulted in 11,000 and 2,000 subscribers removed from the postpaid and prepaid base, respectively, that are not included in Net additions (losses) for the quarter.
2Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
3Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
4Handset upgrade rate calculated as total handset upgrade transactions divided by average postpaid handset connections.
5Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
6Fourth quarter 2023 Prepaid ARPU excludes a $6 million reduction of prepaid revenue related to an adjustment to correct a prior period error recorded in the fourth quarter of 2023.
7Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.
8Represents instances where a third-party wireless carrier rents or leases space on a company-owned tower.
9Average number of tenants that lease space on company-owned towers, measured on a per-tower basis.

TDS Telecom
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Residential connections
Broadband
Incumbent	241,500	243,700	245,100	244,800	248,800
Expansion	115,300	107,800	100,400	92,200	79,400
Cable	195,900	198,500	202,400	202,900	204,400
Total Broadband[1]	552,700	550,000	547,900	539,800	532,600
Video	122,100	124,800	128,800	131,500	132,400
Voice	271,300	275,600	279,400	281,600	284,000
Total Residential connections	946,100	950,400	956,100	952,900	949,000
Commercial connections	197,200	201,500	206,200	210,200	217,400
Total connections	1,143,300	1,152,000	1,162,200	1,163,100	1,166,400

Residential revenue per connection[2]	$65.41	$65.26	$64.58	$62.74	$62.15

Capital expenditures (millions)	$78	$78	$87	$143	$172
Numbers may not foot due to rounding.
1Total residential broadband connections increased by 8,100 during the three months ended March 31, 2024, due primarily to net additions of 6,400 as well as certain other adjustments.
2Total residential revenue per connection is calculated by dividing total residential revenue by the average number of residential connections and by the number of months in the period.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars and shares in millions, except per share amounts)
Operating revenues
UScellular	$922	$963	(4)%	$2,799	$2,906	(4)%
TDS Telecom	263	256	2%	797	767	4%
All Other[1]	39	59	(33)%	128	175	(27)%
	1,224	1,278	(4)%	3,724	3,848	(3)%
Operating expenses
UScellular
Expenses excluding depreciation, amortization and accretion	707	746	(5)%	2,149	2,285	(6)%
Depreciation, amortization and accretion	167	159	5%	499	490	2%
Loss on impairment of licenses	136	—	N/M	136	—	N/M
(Gain) loss on asset disposals, net	4	1	N/M	14	14	4%
(Gain) loss on license sales and exchanges, net	(2)	—	N/M	4	—	N/M
	1,012	906	12%	2,802	2,789	—
TDS Telecom
Expenses excluding depreciation, amortization and accretion	182	189	(4)%	533	563	(5)%
Depreciation, amortization and accretion	68	61	11%	199	180	11%
(Gain) loss on asset disposals, net	3	6	(52)%	8	8	—
	252	256	(1)%	741	752	(1)%
All Other[1]
Expenses excluding depreciation and amortization	49	64	(22)%	159	187	(14)%
Depreciation and amortization	3	5	(73)%	6	11	(40)%
(Gain) loss on asset disposals, net	(1)	(1)	N/M	1	—	N/M
(Gain) loss on sale of business and other exit costs, net	(12)	—	N/M	(12)	—	N/M
	40	68	(43)%	154	197	(22)%
Total operating expenses	1,304	1,230	6%	3,697	3,738	(1)%
Operating income (loss)
UScellular	(90)	57	N/M	(3)	117	N/M
TDS Telecom	10	—	N/M	56	15	N/M
All Other[1]	—	(9)	N/M	(26)	(22)	(18)%
	(80)	48	N/M	27	110	(76)%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	43	40	9%	125	122	3%
Interest and dividend income	8	5	51%	20	16	25%
Interest expense	(76)	(62)	(22)%	(208)	(178)	(17)%
Other, net	1	—	N/M	3	1	N/M
Total investment and other expense	(24)	(17)	(41)%	(60)	(39)	(52)%
Income (loss) before income taxes	(104)	31	N/M	(33)	71	N/M
Income tax expense (benefit)	(25)	27	N/M	1	55	(98)%
Net income (loss)	(79)	4	N/M	(34)	16	N/M
Less: Net income (loss) attributable to noncontrolling interests, net of tax	(13)	4	N/M	—	10	N/M
Net income (loss) attributable to TDS shareholders	(66)	—	N/M	(34)	6	N/M
TDS Preferred Share dividends	17	17	—	52	52	—
Net income (loss) attributable to TDS common shareholders	$(83)	$(17)	N/M	$(86)	$(46)	(86)%

Basic weighted average shares outstanding	114	113	1%	114	113	1%
Basic earnings (loss) per share attributable to TDS common shareholders	$(0.73)	$(0.16)	N/M	$(0.75)	$(0.41)	(85)%

Diluted weighted average shares outstanding	114	113	1%	114	113	1%
Diluted earnings (loss) per share attributable to TDS common shareholders	$(0.73)	$(0.16)	N/M	$(0.75)	$(0.41)	(83)%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.
1Consists of TDS corporate, intercompany eliminations and all other business operations not included in the UScellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)
	Nine Months Ended September 30,
	2024	2023
(Dollars in millions)
Cash flows from operating activities
Net income (loss)	$(34)	$16
Add (deduct) adjustments to reconcile net income (loss) to net cash flows from operating activities
Depreciation, amortization and accretion	704	681
Bad debts expense	72	77
Stock-based compensation expense	48	27
Deferred income taxes, net	(15)	38
Equity in earnings of unconsolidated entities	(125)	(122)
Distributions from unconsolidated entities	106	97
Loss on impairment of licenses	136	—
(Gain) loss on asset disposals, net	23	22
(Gain) loss on sale of business and other exit costs, net	(12)	—
(Gain) loss on license sales and exchanges, net	4	—
Other operating activities	6	4
Changes in assets and liabilities from operations
Accounts receivable	33	11
Equipment installment plans receivable	12	20
Inventory	37	87
Accounts payable	3	(36)
Customer deposits and deferred revenues	(3)	(15)
Accrued taxes	16	72
Accrued interest	13	8
Other assets and liabilities	(91)	(64)
Net cash provided by operating activities	933	923

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(655)	(906)
Cash paid for licenses	(17)	(24)
Cash received from divestitures	91	—
Other investing activities	1	8
Net cash used in investing activities	(580)	(922)

Cash flows from financing activities
Issuance of long-term debt	440	781
Repayment of long-term debt	(408)	(664)
Repayment of short-term debt	—	(60)
Tax payments for TDS stock-based compensation awards	(10)	(3)
Tax payments for UScellular stock-based compensation awards	(11)	(6)
Repurchase of TDS Common Shares	—	(6)
Repurchase of UScellular Common Shares	(26)	—
Dividends paid to TDS shareholders	(83)	(114)
Payment of debt issuance costs	(16)	(4)
Distributions to noncontrolling interests	(4)	(2)
Cash paid for software license agreements	(32)	(29)
Other financing activities	(1)	—
Net cash used in financing activities	(151)	(107)

Net increase (decrease) in cash, cash equivalents and restricted cash	202	(106)

Cash, cash equivalents and restricted cash
Beginning of period	270	399
End of period	$472	$293

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	September 30, 2024	December 31, 2023
(Dollars in millions)
Current assets
Cash and cash equivalents	$451	$236
Accounts receivable, net	997	1,074
Inventory, net	167	208
Prepaid expenses	88	86
Income taxes receivable	3	4
Other current assets	40	52
Total current assets	1,746	1,660

Assets held for sale	17	15

Licenses	4,586	4,702

Other intangible assets, net	168	183

Investments in unconsolidated entities	524	505

Property, plant and equipment, net	4,987	5,062

Operating lease right-of-use assets	970	987

Other assets and deferred charges	728	807

Total assets	$13,726	$13,921

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	September 30, 2024	December 31, 2023
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$29	$26
Accounts payable	334	360
Customer deposits and deferred revenues	270	277
Accrued interest	26	12
Accrued taxes	49	43
Accrued compensation	107	149
Short-term operating lease liabilities	151	147
Other current liabilities	132	170
Total current liabilities	1,098	1,184

Liabilities held for sale	7	—

Deferred liabilities and credits
Deferred income tax liability, net	961	975
Long-term operating lease liabilities	862	890
Other deferred liabilities and credits	812	784

Long-term debt, net	4,097	4,080

Noncontrolling interests with redemption features	16	12

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $0.01 per share	1	1
Capital in excess of par value	2,557	2,558
Preferred Shares, par value $0.01 per share	1,074	1,074
Treasury shares, at cost	(433)	(465)
Accumulated other comprehensive income	11	11
Retained earnings	1,865	2,023
Total TDS shareholders' equity	5,075	5,202

Noncontrolling interests	798	794

Total equity	5,873	5,996

Total liabilities and equity	$13,726	$13,921

Balance Sheet Highlights
(Unaudited)

	September 30, 2024
		TDS	TDS Corporate	Intercompany	TDS
	UScellular	Telecom	& Other	Eliminations	Consolidated
(Dollars in millions)
Cash and cash equivalents	$272	$83	$175	$(79)	$451

Licenses and other intangible assets	$4,576	$173	$5	$—	$4,754
Investment in unconsolidated entities	478	4	50	(8)	524
	$5,054	$177	$55	$(8)	$5,278

Property, plant and equipment, net	$2,504	$2,465	$18	$—	$4,987

Long-term debt, net:
Current portion	$20	$—	$9	$—	$29
Non-current portion	2,882	3	1,212	—	4,097
	$2,902	$3	$1,221	$—	$4,126

United States Cellular Corporation
Segment Results
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
UScellular	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Operating Revenues
Wireless	$896	$938	(4)%	$2,722	$2,831	(4)%
Towers	59	57	2%	175	170	3%
Intra-company eliminations	(33)	(32)	(3)%	(98)	(95)	(3)%
Total operating revenues	922	963	(4)%	2,799	2,906	(4)%

Operating expenses
Wireless	1,005	900	12%	2,784	2,770	1%
Towers	40	38	4%	116	114	1%
Intra-company eliminations	(33)	(32)	(3)%	(98)	(95)	(3)%
Total operating expenses	1,012	906	12%	2,802	2,789	—

Operating income (loss)	$(90)	$57	N/M	$(3)	$117	N/M

Adjusted OIBDA (Non-GAAP)	$222	$220	1%	$678	$624	9%
Adjusted EBITDA (Non-GAAP)	$269	$263	3%	$810	$753	8%
Capital expenditures	$120	$111	8%	$415	$462	(10)%

N/M - Percentage change not meaningful

United States Cellular Corporation
Segment Results
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
UScellular Wireless	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Retail service	$669	$687	(3)%	$2,014	$2,065	(2)%
Other	52	50	5%	154	149	4%
Service revenues	721	737	(2)%	2,168	2,214	(2)%
Equipment sales	175	201	(13)%	554	617	(10)%
Total operating revenues	896	938	(4)%	2,722	2,831	(4)%

System operations (excluding Depreciation, amortization and accretion reported below)	193	199	(3)%	582	597	(2)%
Cost of equipment sold	203	228	(11)%	630	708	(11)%
Selling, general and administrative	316	324	(3)%	953	995	(4)%
Depreciation, amortization and accretion	155	148	5%	466	456	2%
Loss on impairment of licenses	136	—	N/M	136	—	N/M
(Gain) loss on asset disposals, net	4	1	N/M	13	14	(1)%
(Gain) loss on license sales and exchanges, net	(2)	—	N/M	4	—	N/M
Total operating expenses	1,005	900	12%	2,784	2,770	1%

Operating income (loss)	$(109)	$38	N/M	$(62)	$61	N/M

Adjusted OIBDA (Non-GAAP)	$191	$190	1%	$583	$534	9%
Adjusted EBITDA (Non-GAAP)	$191	$190	1%	$583	$534	9%
Capital expenditures	$114	$106	7%	$400	$452	(12)%

	Three Months Ended September 30,			Nine Months Ended September 30,
UScellular Towers	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Third-party revenues	$26	$25	1%	$77	$75	2%
Intra-company revenues	33	32	3%	98	95	3%
Total tower revenues	59	57	2%	175	170	3%

System operations (excluding Depreciation, amortization and accretion reported below)	20	18	10%	58	55	4%
Selling, general and administrative	8	9	(14)%	24	25	(7)%
Depreciation, amortization and accretion	12	11	7%	33	34	(1)%
(Gain) loss on asset disposals, net	—	—	N/M	1	—	N/M
Total operating expenses	40	38	4%	116	114	1%

Operating income	$19	$19	(1)%	$59	$56	7%

Adjusted OIBDA (Non-GAAP)	$31	$30	3%	$95	$90	6%
Adjusted EBITDA (Non-GAAP)	$31	$30	3%	$95	$90	6%
Capital expenditures	$6	$5	33%	$15	$10	61%
N/M - Percentage change not meaningful

TDS Telecom Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Operating revenues
Residential
Incumbent	$90	$89	1%	$269	$264	2%
Expansion	29	20	46%	83	52	58%
Cable	67	68	(2)%	206	204	1%
Total residential	186	177	5%	558	521	7%
Commercial	36	38	(4)%	110	118	(7)%
Wholesale	40	42	(3)%	128	127	1%
Total service revenues	262	256	2%	796	766	4%
Equipment revenues	—	—	(6)%	1	1	(10)%
Total operating revenues	263	256	2%	797	767	4%

Cost of services	101	107	(6)%	297	319	(7)%
Cost of equipment and products	—	—	26%	1	—	4%
Selling, general and administrative expenses	81	82	(1)%	236	244	(3)%
Depreciation, amortization and accretion	68	61	11%	199	180	11%
(Gain) loss on asset disposals, net	3	6	(52)%	8	8	—
Total operating expenses	252	256	(1)%	741	752	(1)%

Operating income	$10	$—	N/M	$56	$15	N/M
N/M - Percentage change not meaningful
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures
(Unaudited)
Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
TDS - CONSOLIDATED	2024	2023	2024	2023
(Dollars in millions)
Cash flows from operating activities (GAAP)	$306	$408	$933	$923
Cash paid for additions to property, plant and equipment	(203)	(278)	(655)	(906)
Cash paid for software license agreements	(11)	(9)	(32)	(29)
Free cash flow (Non-GAAP)[1]	$92	$121	$246	$(12)

	Three Months Ended September 30,		Nine Months Ended September 30,
UScellular	2024	2023	2024	2023
(Dollars in millions)
Cash flows from operating activities (GAAP)	$245	$329	$761	$719
Cash paid for additions to property, plant and equipment	(129)	(103)	(399)	(454)
Cash paid for software license agreements	(11)	(9)	(31)	(28)
Free cash flow (Non-GAAP)[1]	$105	$217	$331	$237
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.

Licenses impairment, net of tax

The following non-GAAP financial measure isolates the total effects on net income of the current period Loss on impairment of intangible assets at UScellular, including tax impacts. TDS believes this measure may be useful to investors and other users of its financial information to assist in comparing the current period financial results with periods that were not impacted by such a charge.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
(Dollars in millions)
Net loss attributable to TDS common shareholders (GAAP)	$(83)	$(17)	$(86)	$(46)
Adjustments:
Loss on impairment of licenses	136	—	136	—
Deferred tax benefit on the tax-amortizable portion of the impaired licenses	(34)	—	(34)	—
UScellular noncontrolling public shareholders' portion of the impaired licenses	(17)	—	(17)	—
Subtotal of Non-GAAP adjustments	85	—	85	—
Net income (loss) attributable to TDS common shareholders excluding licenses impairment charge (Non-GAAP)	2	(17)	(1)	(46)
Noncontrolling interest adjustment to compute diluted earnings (loss)	(1)	(1)	(1)	—
Net income (loss) attributable to TDS common shareholders excluding licenses impairment charge used in diluted earnings (loss) per share (Non-GAAP)	$1	$(18)	$(2)	$(46)

Diluted weighted average shares outstanding used for diluted loss per share attributable to TDS common shareholders	114	113	114	113
Diluted weighted average shares outstanding used for diluted earnings (loss) per share attributable to TDS common shareholders excluding licenses impairment charge	117	113	114	113

Diluted earnings (loss) per share attributable to TDS common shareholders (GAAP)	$(0.73)	$(0.16)	$(0.75)	$(0.41)
Adjustments:
Loss on impairment of licenses	1.18	—	1.19	—
Deferred tax benefit on the tax-amortizable portion of the impaired licenses	(0.29)	—	(0.30)	—
UScellular noncontrolling public shareholders' portion of the impaired licenses	(0.15)	—	(0.16)	—
Diluted earnings (loss) per share attributable to TDS common shareholders excluding licenses impairment charge (Non-GAAP)	$0.01	$(0.16)	$(0.02)	$(0.41)

Telephone and Data Systems, Inc.
EBITDA, Adjusted EBITDA and Adjusted OIBDA
(Unaudited)
The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income and Income before income taxes.

	Three Months Ended September 30,
TDS TELECOM	2024	2023
(Dollars in millions)
Net income (GAAP)	$9	$4
Add back:
Income tax expense	4	—
Income before income taxes (GAAP)	14	4
Add back:
Interest expense	(1)	(2)
Depreciation, amortization and accretion	68	61
EBITDA (Non-GAAP)	80	63
Add back or deduct:
(Gain) loss on asset disposals, net	3	6
Adjusted EBITDA (Non-GAAP)	83	68
Deduct:
Interest and dividend income	1	1
Other, net	1	—
Adjusted OIBDA (Non-GAAP)	$81	$67
Numbers may not foot due to rounding.